PERFORMANCE STOCK AWARD AGREEMENT

PURSUANT TO THE
TECHE HOLDING COMPANY

2011 STOCK-BASED INCENTIVE PLAN

FOR OFFICERS AND EMPLOYEES

This Agreement shall constitute an award of a Performance Award ("Award") for a total of  ______ shares of Common Stock of Teche Holding Company (the "Corporation"), which is hereby granted to __________ (the "Participant") at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Teche Holding Company 2011 Stock-Based Incentive Plan (the "Plan") adopted by the Corporation which is incorporated by reference herein, receipt of which is hereby acknowledged.

1.           Purchase Price.  The purchase price for each share of Common Stock awarded by this Agreement is $____.

2.           Vesting of Plan Awards.  The Award of such Common Stock shall be deemed non-forfeitable as of October 1, 20__ in accordance with the provisions of the Plan, provided the holder of such Award is an employee or director of the Corporation or Teche Federal Bank (the "Bank") as of such date, as follows:

(a)           Schedule of Vesting of Awards.

3 year cumulative Return on Assets (October 1, 20__ to September 30, 20__)	Percent of Shares Vested

______% - _____%	50%
______% - _____%	75%
______% - _____%	100%
______% - _____%	150%

* An additional award of 50% of the original grant will be awarded for achieving this level of performance upon lapse of the restricted period.

Notwithstanding anything herein to the contrary, stock awards shall vest immediately in the case of the death or Disability of the Participant or a Change in Control of the Corporation or the Bank.  Except as otherwise noted above, if the Participant shall terminate employment with the Corporation and the Bank prior to September 30, 20__, all such Performance Shares awarded herein shall be forfeited by the Participant.

(b)        Restrictions on Awards.  This Award may not be delivered to the recipient if the issuance of the Shares pursuant to the Award would constitute a violation of any applicable federal or state securities or other law or valid regulation.  As a condition to the Participant's receipt of this Award, the Corporation may require the person receiving this Award to make any representation and warranty to the Corporation as may be required by any applicable law or regulation.

3.           Non-transferability of Award.  This Award may not be transferred in any manner prior to such Award, or portion thereof, being deemed non-forfeitable.

4.           Adjustment.  In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or stock split, re-capitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Corporation, or in the event an extraordinary capital distribution is made, the Committee shall make such adjustments to previously granted Awards to prevent dilution, diminution, or enlargement of the rights of the Participant, including any or all of the following:  (a) adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future Awards under the Plan;  or (b) adjustments in the aggregate number or kind of shares of Common Stock  or other securities underlying Awards already made under the Plan.  No such adjustments shall, however, materially change the value of benefits available to a Participant under a previously granted Award.

5.          Other Restrictions on Award.  This Award shall be subject to such other restrictions and limitations as are contained in the Plan or as determined by the Plan Committee administering such Plan.  Such Award shall be immediately 100% vested upon a Change in Control of the Corporation or the Bank- already stated in 2(a). Participants shall not have voting rights or dividend rights with respect to such Awards prior to the date that such Awards are earned and non-forefeitable.

The parties to this Agreement hereby acknowledge and accept the terms set forth herein as evidenced below, as follows:

Teche Holding Company

Date of Grant:	____________ __, 20__	By:	_________________________

Attest:

[SEAL]

Participant Acknowledgement

Participant	Date

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